EXHIBIT 23


                                Consent of Expert

                                                                      EXHIBIT 23





Board of Directors
East Texas Financial Services, Inc.
1200 S. Beckham
Tyler, Texas 75701


Members of the Board:

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of East Texas Financial Services, Inc. (the "Company") of our report on the financial statements included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2000, filed pursuant to the Securities Exchange Act of 1934, as amended.



                                                    /s/ Bryant & Welborn L.L.P.
                                                    ---------------------------
                                                    Bryant & Welborn L.L.P.




Tyler, Texas
January 11, 2001